EXHIBIT 10(ss)
DARDEN RESTAURANTS, INC.
2002 STOCK INCENTIVE PLAN
FY ____ RESTRICTED STOCK UNIT AWARD AGREEMENT
(United States)
This Restricted Stock Unit Award Agreement (the “Agreement”) is between Darden Restaurants, Inc., a Florida corporation (the “Company” or “Corporation”), and you, a person notified by the Company, and identified in the Company’s records, as the recipient of an Award of Restricted Stock Units during the Company’s fiscal year ____. This Agreement is effective as of the date of grant communicated to you and set forth in the Company’s records (the “Grant Date”).
The Company wishes to award to you a number of Restricted Stock Units, subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Company’s 2002 Stock Incentive Plan (the “Plan”).
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
1.Award of Restricted Stock Units.
The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock Units for that number of Restricted Stock Units communicated to you and set forth in the Company’s records (the “RSUs”), on the terms and conditions set forth in such communications, this Agreement and the Plan. Each RSU represents the right to receive, on the vesting date or dates communicated to you and set forth in the Company’s records, one share of the Company’s Common Stock, no par value (the “Common Stock”).
2.    Rights with Respect to the RSUs.
The RSUs granted hereunder do not and shall not give you any of the rights and privileges of a shareholder of Common Stock. Your rights with respect to the RSUs shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the RSUs lapse, in accordance with Sections 3 or 5 hereof. Your right to receive cash payments with respect to the RSUs is more particularly described in Section 8(b) hereof.
3.    Vesting.
Subject to the terms and conditions of this Agreement, the RSUs shall vest, and the restrictions with respect to the RSUs shall lapse, on the date or dates and in the amount or amounts communicated to you and set forth in the Company’s records if you remain continuously employed by the Company or an Affiliate of the Company until the respective vesting dates.
4.    Definitions of Change in Control, Cause and Good Reason.

(a)    Change in Control. For purposes of this Agreement, a “Change in Control” shall mean:
(i)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 4(a)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (D) any acquisition pursuant to a transaction that complies with Sections 4(a)(ii)(x), (y) and (z);
(ii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iii)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b)    Cause. Your employment may be terminated for Cause if the Committee administering the Plan, after you shall have been afforded a reasonable opportunity to appear in person together with counsel before the Committee and to present such evidence as you deemed appropriate, determines that Cause exists. For purposes of this Agreement, “Cause” means (i) an act or acts of fraud or misappropriation on your part which result in or are intended to result in your personal enrichment at the expense of the Company and which constitute a criminal offense under State or Federal laws, (ii) your continued failure to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Committee, which demand specifically identifies the manner in which the Committee believes that you have not substantially performed your duties; (iii) your willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (iv) your conviction of, or entering into a plea of either guilty or nolo contendere to, any felony, including, but not limited to, a felony involving moral turpitude, embezzlement, theft or similar act that occurred during or in the course of your employment with the Company. For purposes of this Agreement, an act, or failure to act, shall not be deemed to be “willful” unless it is done, or omitted to be done, by you in bad faith or without a reasonable belief that the action or omission was in the best interests of the Company.
(c)    Good Reason. For purposes of this Agreement, “Good Reason” means:
(i)    without your express written consent, (A) the assignment to you of any duties inconsistent in any substantial respect with your position, authority or responsibilities as in effect during the 90-day period immediately preceding the date of the consummation of a Change in Control or (B) any other substantial adverse change in such position (including titles), authority or responsibilities; or
(ii)    a material reduction in your base salary, target annual bonus opportunity, long-term incentive opportunity or aggregate employee benefits as in effect immediately prior to the date of the consummation of a Change in Control, other than (A) an inadvertent failure remedied by the Company promptly after receipt of notice thereof given by you or (B) with respect to aggregate employee benefits only, any such failure resulting from an across-the-board reduction in employee benefits applicable to all similarly situated employees of the Company generally.

You shall only have Good Reason if (A) you have provided notice of termination to the Company of any of the foregoing conditions within ninety (90) days of the initial existence of the condition, (B) the Company has been given at least thirty (30) days following receipt of such notice to cure such condition, and (C) if such condition is not cured within such thirty (30) day period, you actually terminate employment within sixty (60) days after the notice of termination. Your mental or physical incapacity following the occurrence of an event described above in clauses (i) or (ii) shall not affect your ability to terminate employment for Good Reason and your death following delivery of a notice of termination for Good Reason shall not affect your estate’s entitlement to settlement of the RSUs as provided hereunder upon a termination of employment for Good Reason.
5.    Early Vesting; Forfeiture.
If you cease to be employed by the Company or an Affiliate of the Company prior to the vesting of the RSUs pursuant to Section 3 hereof, your rights to all of the unvested RSUs shall be immediately and irrevocably forfeited, including the right to receive cash payments pursuant to Section 8(b) hereof, except that:
(a)    Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions contained in this Agreement, if, within two years after the date of the consummation of a Change in Control that occurs after the Grant Date, the Company terminates your employment for any reason other than for Cause, death or Disability, or you terminate employment for Good Reason, you shall become immediately and unconditionally vested in all RSUs and the restrictions with respect to all of the RSUs shall lapse.
(b)    If (i) the Company or an Affiliate of the Company terminates your employment involuntarily and not for Cause prior to the vesting of the RSUs pursuant to Section 3 hereof, (ii) your combined age and years of service with the Company or an Affiliate of the Company (pursuant to the method for crediting service under the Darden Savings Plan) equal at least 70 and (iii) you were not designated as an officer-level employee in the Company payroll system with the Peoplesoft identifier “OFC” or its equivalent on the Grant Date, then the RSUs will vest on a pro rata basis on the date of your termination of employment, based on the number of full months of employment completed from the Grant Date to the date of your termination of employment divided by the number of full months in the vesting period for any unvested RSUs, and your rights to all of the unvested RSUs shall be immediately and irrevocably forfeited;
(c)    If you retire on or after age 65 with five years of service with the Company or an Affiliate of the Company (pursuant to the method for crediting service under the Darden Savings Plan) (“Normal Retirement”) prior to the vesting of the RSUs pursuant to Section 3 hereof, you shall become immediately and unconditionally vested in all RSUs and the restrictions with respect to all RSUs shall lapse on the date of your Normal Retirement;

(d)    If you retire on or after age 55 with ten years of service with the Company or an Affiliate of the Company (pursuant to the method for crediting service under the Darden Savings Plan) but before Normal Retirement (“Early Retirement”) and you were not designated as an officer-level employee in the Company payroll system with the Peoplesoft identifier “OFC” or its equivalent on the Grant Date, the RSUs will vest on a pro rata basis on the date of your Early Retirement, based on the number of full months of employment completed from the Grant Date to the date of your Early Retirement divided by the number of full months in the vesting period for any unvested RSUs, and your rights to all of the unvested RSUs shall be immediately and irrevocably forfeited;
(e)    If you die prior to the vesting of the RSUs pursuant to Section 3 hereof, you shall become immediately and unconditionally vested in all RSUs and the restrictions with respect to all RSUs shall lapse on the date of your death. No transfer by will or the applicable laws of descent and distribution of any RSUs which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer; or
(f)    If you become Disabled (as defined below) prior to the vesting of the RSUs pursuant to Section 3 hereof, you shall become immediately and unconditionally vested in all RSUs and the restrictions with respect to all RSUs shall lapse on the date on which the Committee administering the Plan makes the determination that you are Disabled. For purposes of this Agreement, “Disabled” or “Disability” means you have a disability due to illness or injury which is expected to be permanent in nature and which prevents you from performing the material duties required by your regular occupation, all as determined by the Committee administering the Plan.
If you have met the age and service conditions set forth in Sections 5(c) or 5(d) at the time of becoming Disabled, then such disability shall only accelerate the payment of (and the lapse of restrictions with respect to) RSUs which are no longer subject to a substantial risk of forfeiture if the disability constitutes a “disability” within the meaning of Code Section 409A (and the guidance issued thereunder) (a “Section 409A Disability”). If the disability does not qualify as a Section 409A Disability, and you have met the foregoing age and service conditions, this Section 5(f) shall not apply to you and the RSUs shall be paid (and the restrictions with respect thereto shall lapse) at the time otherwise provided for under this Agreement.

6.    Restriction on Transfer.
Except as contemplated by Section 5(e) hereof, none of the RSUs may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the RSUs, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the RSUs.

7.    Financial Restatements.
This Section 7 only applies to you if at any time you were or are designated as an officer-level employee in the Company payroll system with the Peoplesoft identifier “OFC” or its equivalent. Notwithstanding the provisions of Sections 3, 5 and 8 of this Agreement, if (a) the Company is required to restate its financial statements due to fraud and (b) the Committee administering the Plan determines that you have knowingly participated in such fraud, then the Committee may, in its sole and absolute discretion, at any time within two years following such restatement, require you to, and you shall immediately upon notice of such Committee determination, repay to the Company any cash payments received by you or your personal representative pursuant to Section 8(b) of this Agreement, return to the Company any shares of Common Stock received by you or your personal representative from the payment of the RSUs pursuant to Section 8 of this Agreement and pay to the Company in cash the amount of any proceeds received by you or your personal representative from the disposition or transfer of, and any dividends and other distributions of cash or property received by you or your personal representative with respect to, any shares of Common Stock received by you or your personal representative from the payment of the RSUs pursuant to Section 8 of this Agreement, in each case during the period commencing two years before the beginning of the restated financial period and ending on the date of such Committee determination. In addition, all of your rights to RSUs that are not vested on the date that the Committee makes such determination shall be immediately and irrevocably forfeited, including the right to receive cash payments on such RSUs pursuant to Section 8(b) of this Agreement. Notwithstanding anything to the contrary in this Section 7, the Committee shall have the authority and discretion to make any determination regarding the specific implementation of this Section 7 with respect to you.
8.    Payment of RSUs; Issuance of Common Stock.
(a)    No shares of Common Stock shall be issued to you prior to the date on which the applicable RSUs vest, in accordance with the terms and conditions communicated to you and set forth in the Company’s records. After any RSUs vest pursuant to Sections 3 or 5 hereof, the Company shall promptly, but no later than 30 days following the applicable vesting date, cause to be issued in your name one share of Common Stock for each RSU. Following payment of the applicable withholding taxes pursuant to Section 10 hereof, the Company shall promptly cause such shares of Common Stock (less any shares withheld to pay taxes) to be delivered, either by book-entry registration or in the form of a stock certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as the case may be; provided, however, that any distribution (including any distribution of amounts otherwise described in Section 8(b) below) to any “specified employee” as determined in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(a)(2)(B)(i) (and any applicable guidance thereunder) on account of a separation from service shall be made as soon as practicable after the first day of the seventh month following such separation from service (or, if earlier, the date of the specified employee’s death). The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock.

(b)    Upon the vesting of the RSUs, the Company shall make a cash payment to you (subject to the delay for specified employees in Section 7(a)) equal to the amount of cash dividends that the Company paid per share of Common Stock to holders generally during the period prior to the vesting of the RSUs, multiplied by the number of RSUs, without interest, and less any tax withholding amount applicable to such payment. If the RSUs are forfeited prior to vesting, such cash payment in respect of the RSUs shall also be forfeited.
9.    Adjustments.
In the event that the Committee administering the Plan shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment of the RSUs is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the attached Award Certificate and this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of shares subject to the RSUs.
10.    Taxes.
(a)    You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the RSUs, the receipt of cash payments pursuant to Section 8(b) hereof, the vesting of the RSUs and the receipt of shares of Common Stock upon the vesting of the RSUs, and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.
(b)    In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the vesting of the RSUs and the corresponding receipt of shares of Common Stock and cash payments by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock or cash otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share of Common Stock. Your election must be made on or before the date that the amount of tax to be withheld is determined.

11.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest. To the extent that any Award granted by the Company is subject to Code Section 409A, such Award shall be subject to terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.
(b)    No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(c)    Reservation of Shares. The Company shall at all times prior to the vesting of the RSUs reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
(d)    Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(e)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(f)    Arbitration. Except for injunctive relief as set forth herein, the parties agree that any dispute between the parties regarding this Agreement shall be submitted to binding arbitration in Orlando, Florida pursuant to the Darden dispute resolution program.
(g)    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida (without giving effect to the conflict of law principles thereof). Employee agrees that the state and federal courts of Florida shall have jurisdiction over any litigation between you and the Company regarding this Agreement, and you expressly submit to the exclusive jurisdiction and venue of the federal and state courts sitting in Orange County, Florida.

(h)    Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
Darden Restaurants, Inc.
Supervisor, Stock Compensation Plans
1000 Darden Center Drive
Orlando, FL 32837

(i)    Award Agreement and Related Documents. This RSU Award Agreement shall have no force or effect unless you have been notified by the Company, and identified in the Company’s records, as the recipient of a RSU Grant. You are not required to execute this Agreement, but you will have ten days from the Grant Date to notify the Company of any issues regarding the terms and conditions of this Agreement; otherwise, you will be deemed to agree with them. In connection with your RSU Grant and this Award Agreement, the following additional documents were made available to you electronically, and paper copies are available on request directed to the Company’s Compensation Department: (i) the Plan; and (ii) a Prospectus relating to the Plan.